UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02861
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (401) 431-8697

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 18, 2017, Hasbro, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”).  As of the record date of March 22, 2017, there were 125,006,746 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. Of the record date shares, 112,365,989 shares of common stock were represented at the meeting.  The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal 1 – Election of Directors

Shareholders approved the election of twelve directors to serve for one-year terms expiring at the 2018 Annual Meeting, and until their successors are duly elected and qualified.  The voting results for this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Kenneth A. Bronfin	101,516,088	391,895	100,360	10,357,645
Michael R. Burns	101,806,042	97,075	105,225	10,357,645
Hope Cochran	101,809,273	101,360	97,710	10,357,645
Crispin H. Davis	100,480,523	1,426,159	101,660	10,357,645
Lisa Gersh	98,692,229	3,220,807	95,306	10,357,645
Brian D. Goldner	98,583,829	2,771,150	653,363	10,357,645
Alan G. Hassenfeld	101,561,064	342,447	104,832	10,357,645
Tracy A. Leinbach	100,739,312	1,169,226	99,805	10,357,645
Edward M. Philip	99,408,019	2,465,545	134,778	10,357,645
Richard S. Stoddart	101,807,582	99,307	101,453	10,357,645
Mary Beth West	100,819,622	1,092,399	96,322	10,357,645
Linda K. Zecher	101,520,297	391,689	96,356	10,357,645

Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Shareholders approved, on an advisory basis, the compensation for the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2017 Annual Meeting Proxy Statement. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
99,861,486	1,958,321	188,535	10,357,645

Proposal 3 –Advisory Vote to Approve the Frequency of the Shareholder Vote on the Compensation of the Company’s Named Executive Officers

Shareholders approved, on an advisory basis, having the shareholder vote on the compensation for the Company’s Named Executive Officers annually (every one year), as opposed to every two years or every three years. The voting results for this proposal were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
92,820,918	123,587	8,925,020	138,817	10,357,645

The Board had recommended to shareholders that the vote on the Compensation of the Company’s Named Executed Officers be held every one year, and in accordance with the results on this vote it is the intent of the Board to submit the vote on the Compensation of the Company’s Named Executive Officers to the shareholders every year.

Proposal 4 – Approval of Amendments to the Company’s Restated 2003 Stock Incentive Performance Plan

            Shareholders approved the amendments to the Company’s Restated 2003 Stock Incentive Performance Plan, as such amendments are described in the proxy statement for the 2017 Annual Meeting. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
98,367,006	3,472,221	169,115	10,357,645

Proposal 5 – Approval of Amendment to the Company’s 2014 Senior Management Annual Performance Plan

Shareholders approved the amendment to the Company’s 2014 Senior Management Annual Performance Plan, as the amendment is described in the proxy statement for the 2017 Annual Meeting. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
100,742,753	1,091,289	174,300	10,357,645

Proposal 6 - Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2017

Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for its 2017 fiscal year.  The voting results for this proposal were as follows:

For	Against	Abstain
110,503,747	1,682,850	179,391

Item 8.01  Other Events.

            On May 18, 2017 the Company issued a press release announcing that Basil Anderson and Alan Batkin had retired from the Board of Directors effective at the conclusion of the Company’s 2017 Annual Meeting of Shareholders.  Mr. Anderson had served as the Company’s Lead  Independent Director.  The release also announced the Board’s appointment of Edward Philip as the Company’s new Lead Independent Director, effective immediately.  A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Exhibits.

(d)  Exhibits

99.1                 Hasbro, Inc. Press Release, dated May 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: May 22, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1                 Hasbro, Inc. Press Release, dated May 18, 2017.